UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 7, 2009, YTB International, Inc. (the “Company”) filed a Current Report on Form 8-K dated June 30, 2009 (the “Initial Form 8-K”) reporting, among other matters, entry into the Employment Severance Agreement by and between the Company, REZConnect Technologies, Inc. (“REZConnect”), formerly a wholly-owned subsidiary of the Company, and Michael and Derek Brent, former Chief Executive Officer and President of REZConnect.  On July 22, 2009, the Company filed a Form 8-K/A (the “Amendment No. 1”) amending the Initial Form 8-K to provide the required disclosure regarding costs associated with this transaction in accordance with the instructions to Item 2.05 to Form 8-K.  Subsequently, the Company discovered and corrected a typographical error in the Employment Severance Agreement, which resulted in a revision to the amounts disclosed for the contract termination costs reported under Item 2.05.  As a result, the Company is filing this Amendment No. 2 on Form 8-K/A solely to provide the correct information under Items 1.01 and 2.05 below and file the corrected Employment Severance Agreement as Exhibit 10.1.   Except as noted below, the information disclosed in the Initial Form 8-K and the Amendment No. 1 remains unchanged.

Item 1.01.   Entry into a Material Definitive Agreement.

As previously reported in the Initial Form 8-K, effective June 30, 2009, the Company entered into an Employment Severance Agreement by and between REZConnect,  formerly a wholly-owned subsidiary of the Company, and Michael and Derek Brent, former Chief Executive Officer and President of REZConnect, respectively.

As disclosed in the Initial Form 8-K, the Employment Severance Agreement provides for, among other things,   issuance of the Company’s common stock to Michael Brent.  As corrected, the Employment Severance Agreement provides that the number of shares to be issued to Michael Brent is to be determined based on the difference between what he would have received under his former employment agreement and cash received pursuant to the Employment Severance Agreement from the period beginning July 1, 2009 and ending December 31, 2012.

Item 2.05.   Costs Associated with Exit or Disposal Activities.

As a result of their separation from the Company, provided for in the Employment Severance Agreement, the employment agreements of Michael and Derek Brent were terminated, as more fully discussed in the Initial Form 8-K.

The contract termination costs associated with the separation of Michael and Derek Brent total approximately $1,375,000 and $1,399,000, respectively, or approximately $2,774,000 in the aggregate.  These amounts include the value of Company stock and cash payments due to each of Michael and Derek Brent pursuant to the terms of the Employment Severance Agreement and will result in future cash expenditures of approximately $629,000.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Employment Severance Agreement by and between YTB International, Inc., Michael Brent, Derek Brent and REZConnect Technologies, Inc., dated as of June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: August 5, 2009	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Employment Severance Agreement by and between YTB International, Inc., Michael Brent, Derek Brent and REZConnect Technologies, Inc., dated as of June 30, 2009.